               EXHIBIT 32.1

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO SECTION 906
OF THE SARBANES-OXLEY ACT OF 2002

I, Gabriel Battista, Executive Chairman of the Board of Directors of Talk America Holdings, Inc., have reviewed Talk America Holdings, Inc.'s Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2004 and, based on the inquiries I have made or caused to be made in the fulfillment of my responsibilities as the Executive Chairman of the Board of Directors of Talk America Holdings, Inc., I hereby certify that:

(i) the Talk America Holdings, Inc. Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2004 fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934, as amended; and (ii) the information contained in such Report fairly presents, in all material respects, the financial condition and results of operation of Talk America Holdings, Inc.

This certificate is being made for the exclusive purpose of compliance by the Executive Chairman of the Board of Directors of Talk America Holdings, Inc. with the requirements of Section 906 of the Sarbanes-Oxley Act of 2002, and may not be used for any other purposes. A signed original of this written statement required by Section 906 has been provided to Talk America Holdings, Inc.

/s/ Gabriel Battista
Gabriel Battista
Executive Chairman of the Board of Directors
August 3, 2004